Exhibit 99.1

INNOSPEC REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Good start to the year benefitting from a balanced business portfolio

Revenues up 8 percent driven by strong growth in Oilfield Services

Dividend increased by 10 percent

GAAP EPS of $1.33 and adjusted non-GAAP EPS of $1.38

Englewood, CO – May 3, 2023 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2023. The Company also announced the declaration of its semi-annual dividend of 69 cents per common share for the first half of 2023, representing an increase of 10 percent. This dividend will be paid on May 31, 2023 to shareholders of record on May 22, 2023.

Total revenues for the first quarter were $509.6 million, an increase of 8 percent from $472.4 million in the corresponding period last year. Net income for the quarter was $33.2 million or $1.33 per diluted share compared to $36.5 million or $1.46 cents per diluted share recorded last year. EBITDA for the quarter was $53.9 million compared to $59.0 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the first quarter was $1.38 per diluted share, compared to $1.53 per diluted share a year ago.

Cash generation was broadly neutral for the quarter with cash from operating activities of $21.8 million before capital expenditures of $17.7 million and internally developed ERP software costs of $4.3 million. The quarter closed with net cash of $147.5 million.

EBITDA, income before income taxes and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2023			Quarter ended March 31, 2022
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$45.0	$33.2	$1.33	$48.2	$36.5	$1.46

Amortization of acquired intangible assets	2.6	2.0	0.08	3.6	2.9	0.12
Foreign currency exchange gains	(2.0)	(1.5)	(0.06)	(3.1)	(2.3)	(0.09)
Legacy costs of closed operations	0.8	0.6	0.02	1.1	0.9	0.04
Adjustment of income tax provisions	—	0.2	0.01	—	—	—

	1.4	1.3	0.05	1.6	1.5	0.07

Adjusted non-GAAP amounts	$46.4	$34.5	$1.38	$49.8	$38.0	$1.53

Commenting on the first quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a good start to the year for Innospec. We again benefited from our balanced business portfolio as the short-term negative impact of volume and margin headwinds in Performance Chemicals was partially offset by growth and margin expansion in Oilfield Services.

In Performance Chemicals, as predicted, destocking and weaker demand negatively impacted volumes and margins in the quarter. This business has been affected the most by near-term economic uncertainty as customers exhibit cautious and conservative order patterns. While we believe these conditions will continue in the short-term, we expect sequential volume and margin improvement in the coming quarters. In addition, new personal care contracts are scheduled to begin in the third quarter which we believe will support continued growth, as our focus remains on recovering to 2022 operating income run rates, in the second half of this year.

In Fuel Specialties, gross margins improved sequentially from last quarter towards our targeted 32 to 35 percent range. Continued price action, strong sales mix and slowing inflation all contributed to sequential gross margin improvement dampened by a $7.4 million inventory misappropriation in Brazil. Through the balance of 2023, we expect gross margins to recover to the lower end of our target range, as the global business team continues to focus on a variety of margin improvement actions and opportunities.

In Oilfield Services, strength in production chemicals and further sequential improvements in our other segments drove excellent results in the quarter. We continue to pursue topline and margin expansion opportunities across the business, and we feel optimistic that we can deliver full year operating income growth in 2023.”

In Performance Chemicals, revenues of $151.4 million were down 9 percent from $167.1 million in the first quarter last year. A positive price/mix of 6 percent was offset by a volume decline of 13 percent and an adverse currency impact of 2 percent. Gross margins reduced by 8.5 percentage points from the same quarter last year, to 15.9 percent. Operating income for the quarter of $10.4 million decreased 59 percent on the prior year.

Revenues in Fuel Specialties of $190.3 million for the quarter were down slightly from $191.8 million a year ago. A 20 percent reduction in volume and an adverse currency impact of 3 percent were partially offset by a positive price/mix of 22 percent. Gross margins of 30.2 percent were 1.4 percentage points below last year. Operating income of $32.4 million was down from $35.5 million a year ago. Adjusting for the $7.4 million inventory issue in Brazil gross margins were 34.1 percent and operating income was $39.8 million.

Revenues in Oilfield Services were $167.9 million for the quarter, up 48 percent from $113.5 million in the first quarter last year. Gross margins improved by 6.2 percentage points from the same quarter last year to 39.5 percent. Operating income of $15.9 million was a $13.4 million increase over the $2.5 million in the prior year.

Corporate costs for the quarter were $17.7 million, compared with $19.0 million a year ago, due mainly to lower share-based compensation accruals.

The effective tax rate for the quarter was 26.2 percent compared to 24.3 percent in the same period last year.

For the quarter, net cash provided by operating activities was $21.8 million compared to net cash used in operating activities of $29.0 million a year ago. As of March 31, 2023, Innospec had $147.5 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“We are very pleased with our start to 2023 as operating income growth and margin expansion in Oilfield Services more than offset volume and margin headwinds in Performance Chemicals. The inventory issue in Fuel Specialties dampened what was otherwise a very strong quarter, and we are pursuing all legal options open to us.

Despite the potential for recession in the near term, we remain focused on technology development and margin improvement initiatives which will deliver organic growth over the medium to long-term across our diversified business portfolio.

Our outlook for technology and sustainability-driven organic growth opportunities remains strong in all businesses. With over $147 million in net cash, we feel that Innospec has the flexibility to fund organic opportunities, pursue complimentary M&A and continue dividend growth and share repurchases. This quarter our Board approved a further 10 percent increase in our semi-annual dividend to 69 cents per share continuing our record of returning value to shareholders.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, and amortization. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, foreign currency exchange gains, legacy costs of closed operations and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,100 employees in 25 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)	Three Months Ended March 31
	2023	2022
Net sales	$509.6	$472.4
Cost of goods sold	(361.8)	(333.1)

Gross profit	147.8	139.3
Operating expenses:
Selling, general and administrative	(96.2)	(84.9)
Research and development	(10.6)	(10.1)

Total operating expenses	(106.8)	(95.0)

Operating income	41.0	44.3
Other income, net	3.7	4.3
Interest income/(expense), net	0.3	(0.4)

Income before income taxes	45.0	48.2
Income taxes	(11.8)	(11.7)

Net income	$33.2	$36.5

Earnings per share:
Basic	$1.34	$1.47
Diluted	$1.33	$1.46
Weighted average shares outstanding (in thousands):
Basic	24,801	24,791
Diluted	24,962	24,956

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended March 31
(in millions)	2023	2022
Net sales:
Performance Chemicals	$151.4	$167.1
Fuel Specialties	190.3	191.8
Oilfield Services	167.9	113.5

	509.6	472.4

Gross profit:
Performance Chemicals	24.1	40.8
Fuel Specialties	57.4	60.7
Oilfield Services	66.3	37.8

	147.8	139.3

Operating income:
Performance Chemicals	10.4	25.3
Fuel Specialties	32.4	35.5
Oilfield Services	15.9	2.5
Corporate costs	(17.7)	(19.0)

Total operating income	$41.0	$44.3

Schedule 2B

NON-GAAP MEASURES	Three Months Ended March 31
(in millions)	2023	2022
Net income	$33.2	$36.5
Interest (income)/expense, net	(0.3)	0.4
Income taxes	11.8	11.7
Depreciation and amortization:
Performance Chemicals	4.1	5.4
Fuel Specialties	1.5	1.6
Oilfield Services	3.0	2.9
Corporate costs	0.6	0.5

EBITDA	53.9	59.0

EBITDA:
Performance Chemicals	14.5	30.7
Fuel Specialties	33.9	37.1
Oilfield Services	18.9	5.4
Corporate costs	(17.1)	(18.5)

	50.2	54.7
Other income, net	3.7	4.3

EBITDA	$53.9	$59.0

EBITDA by segment includes operating income relating to the segments, excluding depreciation and amortization.

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$147.5	$147.1
Trade and other accounts receivable	342.4	334.6
Inventories	365.7	373.1
Prepaid expenses	15.4	14.1
Prepaid income taxes	3.6	3.3
Other current assets	0.4	0.4

Total current assets	875.0	872.6
Net property, plant and equipment	233.6	220.9
Operating lease right-of-use assets	49.0	45.3
Goodwill	360.2	358.8
Other intangible assets	46.9	45.0
Deferred tax assets	5.9	5.9
Pension asset	48.6	48.1
Other non-current assets	4.9	7.1

Total assets	$1,624.1	$1,603.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$177.7	$165.3
Accrued liabilities	163.5	202.9
Current portion of operating lease liabilities	15.2	13.9
Current portion of plant closure provisions	5.0	5.3
Current portion of accrued income taxes	20.2	18.4

Total current liabilities	381.6	405.8
Operating lease liabilities, net of current portion	33.8	31.4
Plant closure provisions, net of current portion	52.0	51.9
Accrued income taxes, net of current portion	20.8	21.0
Unrecognized tax benefits	13.7	13.4
Deferred tax liabilities	27.4	26.2
Pension liabilities and post-employment benefits	12.7	12.2
Other non-current liabilities	1.5	1.4
Equity	1,080.6	1,040.4

Total liabilities and equity	$1,624.1	$1,603.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
(in millions)	2023	2022
Cash Flows from Operating Activities
Net income	$33.2	$36.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9.3	10.5
Deferred taxes	1.2	0.9
Non-cash movements on defined benefit pension plans	(0.8)	(0.7)
Stock option compensation	1.9	1.7
Changes in working capital	(26.1)	(79.3)
Movements in plant closure provisions	(0.3)	—
Movements in accrued income taxes	0.8	3.4
Movements in unrecognized tax benefits	0.3	—
Movements in other assets and liabilities	2.3	(2.0)

Net cash provided by/(used in) operating activities	21.8	(29.0)
Cash Flows from Investing Activities
Capital expenditures	(17.7)	(8.4)
Internally developed software	(4.3)	—

Net cash used in investing activities	(22.0)	(8.4)
Cash Flows from Financing Activities
Repayment of finance leases	—	(0.1)
Issue of treasury stock	0.7	1.9
Repurchase of common stock	(0.3)	(0.9)

Net cash provided by financing activities	0.4	0.9
Effect of foreign currency exchange rate changes on cash	0.2	0.3

Net change in cash and cash equivalents	0.4	(36.2)
Cash and cash equivalents at beginning of period	147.1	141.8

Cash and cash equivalents at end of period	$147.5	$105.6

Amortization of deferred finance costs of $0.1 million (2022 - $0.1 million) are included in depreciation and amortization in the condensed consolidated statements of cash flows and in interest expense, net in the condensed consolidated statements of income.